Exhibit 99.1

HELIUS MEDICAL TECHNOLOGIES INC. ANNOUNCES CAD$10.8

MILLION PUBLIC OFFERING OF CLASS A COMMON STOCK

February 9, 2017 – Newtown, PA – Helius Medical Technologies, Inc. (TSX: HSM, OTCQB: HSDT) (“Helius” or the “Company”) is pleased to announce that, in connection with the proposed public offering of the Company’s Class A Common Stock previously announced on February 8, 2017, it has entered into an agreement (the “Underwriting Agreement”) with Canaccord Genuity Corp. and Raymond James Ltd.(the “Underwriters”) , pursuant to which the Underwriters will purchase 5,700,000 shares of Class A Common Stock of the Company (the “Shares”) at a price of $CAD1.90 per Share (the “Issue Price”) for gross proceeds to the Company of CAD$10,830,000 (the “Offering”).

Helius has granted the Underwriters an option (the “Over-Allotment Option”) to acquire up to 855,000 additional Shares at the Issue Price, which Over-Allotment Option shall be exercisable within 30 days of the closing of the Offering. If the Over-Allotment Option is exercised in full, the gross proceeds of the Offering to the Company will be CAD$12,454,500

Helius has agreed to pay the Underwriters a cash commission equal to 6.0% of the gross proceeds of the Offering, including proceeds received from any exercise of the Over-Allotment Option.

The Company intends to use the net proceeds of the offering to fund investment in PoNS™ research and development, including the completion of its ongoing registrational trial in mild- to moderate-traumatic brain injury, the launch of a registrational clinical trial in multiple sclerosis and an additional clinical trial in cognition, research and development activities to complete the Company’s FDA submission and for working capital and general corporate purposes.

The Offering is expected to close on or about February 16, 2017 and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Toronto Stock Exchange.

The Offering will only be made by means of written prospectuses and prospectus supplements, dated February 9, 2017, that form part of Helius’ existing Canadian MJDS short-form base shelf prospectus dated January 26, 2017, in Canada, and U.S. shelf registration statement on Form S-3 dated January 6, 2017, in the United States. Preliminary prospectus supplements and the accompanying prospectuses will be filed with the securities regulatory authorities in all provinces of Canada, pursuant to the Multijurisdictional Disclosure System, and with the Securities and Exchange Commission in the United States. Copies of these documents and the Underwriting Agreement will be available on the Company’s profiles on the SEDAR website maintained by the Canadian Securities Administrators at www.sedar.com or the

SEC’s website at www.sec.gov, as applicable. Alternatively, copies of the preliminary prospectus supplements and the accompanying prospectuses, when available, may also be obtained from Canaccord Genuity Corp., Brookfield Place, 161 Bay Street, Suite 3100, Toronto, Ontario M5J 2S1, or Raymond James Ltd., 40 King Street West, Suite 5400, Toronto, ON M5H 3Y2.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT THE PONSTM

The PoNS™ device is a non-invasive means for delivering neurostimulation through the tongue. The PoNS™ therapy is currently being studied in the United States and in Canada for the treatment of balance disorder for subjects with mild to moderate Traumatic Brain Injury.

ABOUT HELIUS MEDICAL TECHNOLOGIES

Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. Helius intends to file for U.S. Food and Drug Administration clearance for the PoNS™ device. For more information, please visit www.heliusmedical.com.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the expected closing of the Offering and the use of proceeds from the Offering.

Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K filed with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

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CONTACT

Helius Medical Technologies

Corporate Contact

Brian Bapty, 604-652-3950

bbapty@heliusmedical.com

Investor Relations:

778-588-7144

info@heliusmedical.com

Media Contact:

Becky Kern, 914-772-2310

media@heliusmedical.com